EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

ARTHUR ANDERSEN LLP

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2001 included in The Corporate Executive Board Company’s Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Washington, D.C.

August 8, 2001